CREDIT AGREEMENT

                                   dated as of

                                  June 26, 2000

                                      among

                            THE TOPPS COMPANY, INC.,
                            TOPPS ENTERPRISES, INC.,

                            The Lenders Party Hereto

                                       and

                            THE CHASE MANHATTAN BANK,

                                    as Agent

          CREDIT AGREEMENT dated as of June 26, 2000, among THE TOPPS COMPANY, INC., a Delaware corporation (the "Borrower"), TOPPS ENTERPRISES INC., a Delaware corporation ("Topps Enterprises"), the Lenders party hereto (the "Lenders"), and THE CHASE MANHATTAN BANK, as Agent (in such capacity, the "Agent").

                                   WITNESSETH
                                   ----------

          WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a revolving credit facility of up to $35,000,000, the proceeds of which are to be used as set forth herein; and

          WHEREAS, the Lenders are willing to make such facility available to the Borrower upon the terms and conditions set forth herein.

          NOW, THEREFORE, the Borrower, Topps Enterprises, the Lenders and the Agent hereby agree as follows:


                                    ARTICLE I

                                   Definitions
                                   -----------

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at the Alternate Base Rate.

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum. (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Agent.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agent"   means  The  Chase   Manhattan   Bank,  in  its  capacity  as
administrative agent for the Lenders hereunder.

          "Alternate Base Rate" means the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1%, and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Percentage" means, with respect to any Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the unused Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Commitment Fee Rate", as the case may be:


________________________________________________________________________________
     EBITDA              Eurodollar Spread        ABR Spread     Commitment Fee
                                                                 Rate
________________________________________________________________________________
>=$75,000,000                 100 bps                  0               25 bps
________________________________________________________________________________
>=$50,000,000                 125 bps                  0               25 bps
but <$75,000,000
________________________________________________________________________________
>=$25,000,000                 150 bps                  0               25 bps
but <$50,000,000
________________________________________________________________________________
>=$15,000,000                 175 bps                  0               25 bps
but <$25,000,000
________________________________________________________________________________
>=$5,000,000                  200 bps                  0               37.5 bps
but <$15,000,000
________________________________________________________________________________
<$5,000,000                   225 bps                  0               37.5 bps
________________________________________________________________________________


For these purposes, "EBITDA" shall be measured on a rolling four quarters basis, looking backward beginning with the last fiscal quarter as to which financial reporting has been made pursuant to Section 3.04, 5.01(a) or Section 5.01(b).

          "Approved Internet Subsidiary" means a Subsidiary (i) formed in the United States, engaged (or intended to be engaged) in a business that is (or is intended to be) transacted primarily through the Internet, (ii) in which any of the equity therein (other than a nominal amount) is owned (or, upon conversion pursuant to Section 5.14(b), will be owned) by a Person or Persons unaffiliated with the Borrower (prior to formation of such Subsidiary or conversion pursuant to Section 5.14(b)), (iii) in which the Borrower or one or more Guarantors have invested (by means of asset transfer, cash investment, the assumption or incurrence of Indebtedness, including Intercompany Debt and Guaranties, or otherwise), together with any previous or simultaneous investment in one or more other such Subsidiaries, an aggregate amount of $10,000,000 or less (determined, as of the date of each such investment, on the basis of fair market value, in accordance with GAAP), and (iv) as to which the Agent has determined, in its reasonable discretion, that such investment would be unlikely in the foreseeable future to have Material Adverse Effect. (For these purposes, the fact that one or more Loan Documents would cease to be enforceable against a Subsidiary upon its release as a Guarantor pursuant to Section 5.14(b) shall not constitute a Material Adverse Effect.)

          "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Agent to be representative of the cost of such insurance to the Lenders.

          "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Agent, in the form of Exhibit A or any other form approved by the Agent.

          "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" means The Topps Company, Inc., a Delaware corporation.

          "Borrowing" means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

          "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capital Expenditures" means, for any period, without duplication (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent.

          "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 20% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement, or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Commitment Fee" has the meaning set forth in Section 2.12(a).

          "Consolidated Fixed Charge Ratio" means, on any date, the ratio of (i) the sum of EBITDA minus unfinanced Capital Expenditures to (ii) current portion of long term debt (as per GAAP but excluding any Indebtedness arising under this Agreement) plus interest expense (as certified by a Financial Officer on a quarterly basis). For purposes of calculating Consolidated Fixed Charge Ratio, EBITDA, unfinanced Capital Expenditures and interest expense shall be measured for the four fiscal quarter period ending on the date such ratio is being tested.

          "Consolidated Leverage Ratio" means, on any date, the ratio of Consolidated Total Liabilities to Consolidated Net Worth.

          "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrower and its Subsidiaries less all operating and non-operating expenses of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a consistent basis.

          "Consolidated Net Worth" means at any time as of which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (determined on a consolidated basis): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained income (or, in the case of a deficit minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment) minus (iv) the amount of any treasury stock, all as determined in accordance with GAAP applied on a consistent basis.

          "Consolidated Tangible Net Worth" means, on any date, Consolidated Net Worth less capitalized research and development costs, capitalized interest, debt discount and expense, goodwill, trademarks, copyrights, franchises, licenses and such other assets as are properly classified as "intangible assets", all determined on a consolidated basis for the Borrower and its Subsidiaries.

          "Consolidated Total Assets" means, on any date, all amounts which would, in conformity with GAAP, be included as assets on a balance sheet, all determined on a consolidated basis for the Borrower and its Subsidiaries.

          "Consolidated Total Liabilities" means, on any date, all amounts which would, in conformity with GAAP, be included as liabilities on a balance sheet, all determined on a consolidated basis for the Borrower and its Subsidiaries.

          "Contract  Notification Date" means the date which is 30 days prior to
(x) the date that any Material License will, by its own terms, expire, or (y) the date the Borrower intends to terminate any Material License.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

          "Documentary Letter of Credit" means a documentary letter of credit in form and substance customarily issued by the Issuing Bank from time to time.

          "dollars" or "$" refers to lawful money of the United States of America.

          "EBITDA" means, for any period, Consolidated Net Income (or net loss) of the Borrower and its Subsidiaries for such period plus the sum of (i) depreciation expense, (ii) amortization expense, (iii) net total income tax expense and interest expense (as certified by a Financial Officer on a quarterly basis) for such period, all determined on a consolidated basis in accordance with GAAP applied on a consistent basis.

          "Effective  Date" means the date on which the conditions  specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

          "Eligible Assignee" means (i) a commercial bank having total assets in excess of $250,000,000 and being governed by the Board; (ii) a finance company, insurance company or other financial institution or fund acceptable to the Agent which in the ordinary course of business extends credit of the type evidenced by this Agreement and has total assets in excess of $100,000,000 and being governed by the Board, and if not so governed, acceptable to the Borrower, whose consent shall not be unreasonably withheld; and (iii) any other financial institution satisfactory to both the Borrower and the Agent; provided that no such entity that is organized under the laws of a jurisdiction outside the United States shall be an Eligible Assignee unless such entity shall, if legally able to do so, prior to the immediately following due date of any payment by the Borrower hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including (A) Internal Revenue Service Form W-8 or W-9 and (B) Internal Revenue Service Form 1001 or Form 4224 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-1, 1.1441-4 or 1.1441-6(c) or any subsequent version thereof or successors thereto, properly completed and duly executed by such entity establishing that such payment is (i) not subject to United States Federal withholding tax under the Code because such payment is effectively connected with the conduct by such entity of a trade or business in the United States, or (ii) totally exempt from the United States Federal withholding tax.

          "Environmental  Laws"  means  all  laws,  rules,  regulations,  codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to environmental protection matters.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of the Borrower or any Subsidiary, directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment, or (e) any contract agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default"  has the  meaning  assigned to such term in Article
VII.

          "Existing Agreement" has the meaning assigned to such term in Section 4.01(f).

          "Excluded Taxes" means, with respect to the Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its income, profits, or capital by any Governmental Authority, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

          "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

          "Financing Transactions" means the execution, delivery and performance by the Borrower of the Loan Documents, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guarantor" means (i) Topps Enterprises and any domestic Subsidiary organized or acquired after the date hereof other than an Approved Internet Subsidiary, or (ii) any other existing domestic Subsidiary which ceases to be inactive (in any material respect) at any time after the Effective Date; all of whom shall jointly and severally guaranty payment of the Borrower's Obligations.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person,
(e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Persons, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, and (j) all obligations, contingent or otherwise, of such Person in respect of bankers acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Intercompany Debt" means loans, advances and any other extensions of credit made by the Borrower and/or any Guarantor to any Subsidiary.

          "Intercompany Note" means any promissory note, instrument or other written indicia of an obligation by any Subsidiary to repay any Intercompany Debt.

          "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

          "Interest Payment Date" means (a) with respect to any ABR Loan, the first day of each month and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

          "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

          "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

          "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

          "LC Exposure" means, at any time, the aggregate amount of all Documentary Letter of Credit Outstandings and all Standby Letter of Credit Outstandings. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

          "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

          "Letter of Credit" means any letter of credit issued pursuant to this Agreement which Letter of Credit shall be a Documentary Letter of Credit (including the Topps SA Letters of Credit) or a Standby Letter of Credit.

          "Letter of Credit Outstandings" means, at any time, the sum of (i) the aggregate undrawn stated amount of all Letters of Credit then outstanding plus
(ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Loan Documents" means this Agreement, the Topps Enterprises Guaranty, the Topps SA Guaranty, any letter of credit application or any other agreement submitted by the Borrower or Topps SA in connection with a Letter of Credit, and any Guarantee or other instrument or agreement now existing or hereafter executed and delivered in connection herewith or therewith.

          "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

          "LPT" means the incurrence or assumption of Indebtedness on account of any buyout, acquisition or re-capitalization of the Borrower and/or any Subsidiary (including any leveraged buyout, management buyout, merger, acquisition, significant share repurchase or dividend payout) which causes either (i) (x) the ratio of Consolidated Total Liabilities to Consolidated Total Assets to be greater than .75 to 1.0 and (y) the total amount of all Indebtedness related to the transaction in question or to any buyout or acquisition in the past, or to any re-capitalization completed within one year prior to the date of the transaction in question, to constitute 25% or more of Consolidated Total Liabilities, or (ii) (x) a doubling of Consolidated Total Liabilities and (y) a ratio of Consolidated Total Liabilities to Consolidated Total Assets of greater than .50 to 1.0. For purposes of this definition only, the term Consolidated Total Liabilities shall be deemed to include contingent liabilities on account of non-perpetual preferred stock.

          "Margin Stock" means "Margin Stock" as that term is defined in Regulation U of the Board.

          "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under any Loan Document or (c) the validity or enforceability of any Loan Document or the rights of or benefits available to the Lenders under any Loan Document.

          "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries, in each case with a principal amount outstanding of at least $1,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

          "Material Licenses" means the licenses set forth on Schedule 5.04.

          "Material Subsidiary" means any Subsidiary whose assets constituted 5% or more of Consolidated Total Assets on the balance sheet submitted most recently (to the date in question) to the Agent pursuant to Section 5.01(a) or
Section 5.01(b).

          "Maturity Date" means June 25, 2004.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Proceeds" means, with respect to any Permitted Asset Sale (a) the gross sales price paid in any form in respect of such sale, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Borrower and the Subsidiaries to third parties (other than Affiliates) in connection with such sale, (ii) the amount of all payments required to be made by the Borrower and the Subsidiaries as a result of such sale to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such sale (other than any such mandatory prepayment pursuant to this Agreement), and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and the Subsidiaries, and the amount of any reserves established by the Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such sale occurred or the next succeeding year and that are directly attributable to such sale (as determined reasonably and in good faith by the chief financial officer of the Borrower).

          "Obligations" means the collective reference to (i) the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower to the Agent or any Lender (including, without limitation, interest accruing at the then-applicable rate provided herein after the maturity of the Loans and interest accruing at the then-applicable rate provided herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, that may arise under, out of, or in connection with this Agreement, the other Loan Documents, the Letters of Credit (including, without limitation, the Topps SA Letters of Credit) or any other documents made, delivered or given in connection herewith or therewith, whether on account of principal, interest reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Agent or the Lenders that are required to be paid by the Borrower or any Subsidiary pursuant to the terms of this Agreement or any other Loan Document), and (ii) all obligations and liabilities of the Borrower to any Lender or any affiliate of a Lender, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, that may arise under, out of, or in connection with any Hedging Agreement or any other document made, delivered or given in connection therewith.

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, but Other Taxes shall not include Excluded Taxes.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Permitted Acquisitions" means an acquisition of the stock (or another investment in the equity) or assets of another Person who is not a Subsidiary (an "Acquisition") which meets the following criteria: (i) the Acquisition in question would not cause the aggregate gross purchase price paid to the acquiree(s) (in cash, stock, assumption of Indebtedness and/or otherwise) on account of (A) all Acquisitions since the Effective Date to exceed $50,000,000 or (B) all Foreign Acquisitions (defined below) since the Effective Date to exceed $15,000,000, (ii) the proposed acquiree is in the same or related line of business as the Borrower or any Subsidiary (or the assets to be acquired are utilized in the same or related line of business as the Borrower or any Subsidiary), (iii) the Acquisition is to be friendly in nature (e.g. approved and recommended by the target's board of directors), (iv) prior to and immediately following the Acquisition, and after giving effect thereto, there shall not have occurred a Default or an Event of Default, (v) all material third-party consents and approvals necessary in connection with the Acquisition shall have been obtained and copies of thereof shall have been delivered to the Agent, (vi) evidence (reasonably satisfactory to the Agent) shall have been delivered to the Agent that such stock (or other equity) or assets are to be purchased free and clear of any Liens other than Permitted Encumbrances and, in the case of stock (or other equity) free of any restrictions other than those reasonably acceptable to the Agent, (vii) if the proposed acquiree becomes a Subsidiary of the Borrower or any Guarantor, such Subsidiary shall timely comply with Section 5.14 (if required by the terms of Section 5.14), (viii) such Acquisition shall not result in an LPT, (ix) in the case of an Acquisition of a Person organized outside of the United States (a "Foreign Acquisition"), (A) the acquirer shall also be organized outside of the United States, and (B) any cash paid on account of such Acquisition shall originate from a source outside of the United States. With regard to the foregoing clause (viii), the Agent shall have received prior to the consummation of said Permitted Acquisition, copies of all documentation (including financial information and other information with respect to the Borrower, the Guarantors, the proposed acquiree and the proposed transaction, in detail reasonably satisfactory to the Agent, including evidence of existing and continuing compliance with this Agreement, based upon the Borrower's own projections of the effect of the Acquisition in question) related to the Permitted Acquisition as may be reasonably required by the Agent.

          "Permitted Asset Sales" means "arm's length" sales of assets by the Borrower or a Subsidiary which do not cause a Default, provided that if one or more Loans are outstanding at the time, then in the case of any such sale having a gross sale price of greater than $5,000,000 (aggregated in the case of a series of contemporaneous asset sales to the same purchaser or to more than one purchaser who are Affiliates of each other), not less than 25% of any Net Proceeds that are paid in cash or cash equivalents (including any cash received in respect of non-cash proceeds) is applied, on or before the fifth Business Day following each date of receipt of any such Net Proceeds (whether received at closing or thereafter), to pay down (or satisfy, if applicable) the principal amount of all Loans then outstanding.

          "Permitted Encumbrances" means the following:

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

          "Permitted Investments" means the following:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof,

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

          (e) shares of mutual funds which invest in obligations described in paragraphs (a) through (d) above, the shares of which mutual funds are at all times rated "AAA" by S&P;

          (f) shares of "money market funds" of financial institutions rated "A" or better by S&P or "A2" or better by Moody's and shares of the Strong Municipal Money Market Fund;

          (g)  investments   received  in  connection  with  the  bankruptcy  or
reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; and

          (h) shares of auction rate municipal preferred securities rated A or better by S&P.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

          "Register" has the meaning set forth in Section 9.04.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Required Lenders" means, at any time, Lenders having Revolving Exposures and unused Revolving Commitments representing at least 57% of the sum of the total Revolving Exposures and unused Revolving Commitments at such time.

          "Restricted Payment" means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any Subsidiary, or any option, warrant or other right to acquire any such shares of capital stock of the Borrower or any Subsidiary.

          "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments.

          "Revolving Commitment" means, with respect to each Lender, the commitment, of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignment by or to such Lender pursuant to Section 9.04. The amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Lenders' Revolving Commitments is $35,000,000.

          "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its LC Exposure at such time.

          "S&P" means Standard & Poor's.

          "Standby Letter of Credit" means a standby letter of credit in form and substance customarily issued by the Issuing Bank from time to time and in form and substance acceptable to the Agent and the Issuing Bank, and issued for such purposes for which the Borrower has historically obtained standby letters of credit, or for such other purposes as are reasonably acceptable to the Agent and the Issuing Bank.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Borrower.

          "Taxes"  means any and all present or future taxes,  levies,  imposts,
duties,  deductions,   charges  or  withholdings  imposed  by  any  Governmental
Authority.

          "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H. 15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

          "Topps   Enterprises"  means  Topps  Enterprises,   Inc.,  a  Delaware
corporation.

          "Topps Enterprises Guaranty" means a guaranty of payment of even date herewith (in the form of Exhibit C hereto), made by Topps Enterprises to the Agent with respect to the Obligations.

          "Topps SA" means Topps Latin America SA, a corporation organized under the laws of Uruguay.

          "Topps SA Guaranty" means the Guaranty, dated as of the Effective Date, between the Borrower and the Agent.

          "Topps SA Letters of Credit" means Documentary Letters of Credit issued for the account of Topps SA for the benefit of its vendors, reimbursement obligations in respect of which are guaranteed by the Borrower.

          "Topps SA Letter of Credit Outstandings" means, at any time, the sum of (i) the aggregate undrawn stated amount of all Topps SA Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Topps SA Letters of Credit and not then reimbursed.

          "Travelers Letter of Credit" means a Standby Letter of Credit issued under the Existing Agreement by The Chase Manhattan Bank.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a "Eurodollar Loan" or an "ABR Borrowing").

          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04. Accounting Terms, GAAP. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

          (b) All consolidated financial data contemplated in Article VI shall, for purposes of such portions of this Agreement, exclude any data attributable to any Approved Internet Subsidiary.



                                   ARTICLE II

                                   The Credits
                                   -----------

          SECTION 2.01. Revolving Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

          SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Revolving Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.14, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type may be outstanding at the same time.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          (e) Loans must be for general corporate purposes, including Permitted Acquisitions, but only a total principal amount of $30,000,000 of money borrowed hereunder for Permitted Acquisitions may be outstanding at any time during the Revolving Availability Period.

          SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Agent of a written Borrowing Request in a form approved by the Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) the aggregate amount of such Borrowing;

          (ii) the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04. [This Section intentionally left blank.].

          SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Documentary Letters of Credit (including Topps SA Letters of Credit) and Standby Letters of Credit for its own account and for the account of Topps SA (in the case of the Topps SA Letters of Credit), in a form reasonably acceptable to the Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit the terms and conditions of this Agreement shall control. The Borrower shall not be obligated under any such letter of credit application or related documents to provide collateral to the Issuing Bank other than a security interest in the goods in respect of which such Letter of Credit is being issued, in the case of a Documentary Letter of Credit, which security interest will terminate upon reimbursement of a drawing under such Documentary Letter of Credit. Standby Letters of Credit may only be issued as security for worker's compensation insurance or for another purpose approved by the Agent, in its reasonable discretion.

          (b) Notice of Issuance, Amendment, Renewal, Extension, Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit; the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (x) in the case of a Standby Letter of Credit, the same shall be for the purpose permitted in paragraph (a) above, and
(y) after giving effect to such issuance, amendment, renewal or extension (i) the Letter of Credit Outstandings shall not exceed $15,000,000, (ii) the Topps SA Letter of Credit Outstandings shall not exceed $15,000,000, and (iii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

          (c) Expiration Date. Each Letter of Credit other than a Standby Letter of Credit shall expire at or prior to the close of business on the earlier of
(i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.

          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Agent of any payment from the Borrower pursuant to this paragraph, the Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against the Borrower's obligations hereunder. Neither the Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination in furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

          (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph
(e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Agent, the replaced
Issuing Bank and the successor Issuing Bank; provided, however, that the opportunity to serve as the replacement Issuing Bank shall be offered first to LaSalle Bank National Association (A) for as long as it shall be the only Lender other than the bank which is the Issuing Bank being replaced, and (B) at any other time as long as it holds a Revolving Commitment of $15,000,000 or more. The Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.12(b). From and after the effective date of any such replacement (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter, and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. Subject to the provision of the following sentence, the Borrower shall, on or before the Maturity Date, deposit in an account with the Agent in the name of the Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the sum of (i) the aggregate undrawn stated amount of any Standby Letter of Credit having an expiration date later than the Maturity Date plus (ii) all amounts theretofore drawn under any such Standby Letter of Credit and not then reimbursed plus (iii) any accrued and unpaid interest thereon. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 66-2/3% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in such cash collateral account, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of
Section 7.01. Each such deposit shall be held by the Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 66-2/3% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. It is expressly agreed that amounts deposited into such account in respect of a Standby Letter of Credit shall remain on deposit after the termination of this Agreement so long as such Letter of Credit remains outstanding, and to the extent that such funds have not been applied to the Obligations, shall be returned to the Borrower following the expiration of such Letter of Credit or the return thereof, in each case without the same having been drawn.

          (k) Any Letter of Credit which has been issued under the Existing Agreement (including the Travelers Letter of Credit) which remains outstanding as of the Effective Date shall be deemed to have been issued as a Letter of Credit pursuant to this Agreement except that no fronting fees (under Section 2.12(b)) shall be payable on account of such carried over Letters of Credit.

          SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Agent most recently designated by it for such purpose by notice to the Lenders. The Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Agent to the Issuing Bank.

          (b) Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Agent such Lender's share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with paragraph
(a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation, or
(ii) in the case of the Borrower, the interest rate applicable to the Loans so funded by the Agent. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.07. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Agent of a written Interest Election Request in a form approved by the Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph
(f) of this Section:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Agent shall advise each Lender, in writing, of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein at the end of such Interest Period, such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.08. Termination and Reduction of Revolving Commitments.

          (a) Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date.

          (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000, and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

          (c) The Borrower shall notify the Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Agent shall advise the Lenders, in writing, of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

          (d) The Lenders, at the option of the Required Lenders, shall have the right upon notice to the Borrower, to permanently reduce (or terminate, if applicable) the Revolving Commitments by an amount equal to each payment required to be made to the Agent on account of any Permitted Asset Sale; provided that such notice of such reduction shall be made within five Business Days after the Agent has been notified of the receipt of a payment on account of such a sale, during which period the Borrower may not borrow or cause the issuance of any Letter of Credit hereunder if such borrowing or new Letter of Credit would cause the total Revolving Exposures to exceed the total amount to which the Revolving Commitments may be reduced pursuant to this paragraph (d). Notwithstanding the foregoing, the Revolving Commitments may not be reduced so as to cause the total LC Exposures to exceed the resulting total Revolving Commitments.

          SECTION 2.09. Repayment of Loans, Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender (i) the then unpaid principal amount of each Loan of such Lender, on the Maturity Date, and (ii) the amount of Net Proceeds required to be paid on account of a Permitted Asset Sale, as and when required hereunder.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and
(iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts  maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans made by it be evidenced by a grid promissory note (in the form of Exhibit D hereto). In such event the Borrower shall prepare, execute and deliver to such Lender such promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more grid promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.10. [This Section has been intentionally omitted.]

          SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

          (b) In the event and on each occasion that Net Proceeds in the form or cash or cash equivalents are received by or on behalf of the Borrower or any Subsidiary (with respect to a Permitted Asset Sale), the Borrower shall make payment to the Agent of the amount(s), required in order for the transaction in question to comply with the definition of a "Permitted Asset Sale" in Section 1.01, as and when such payments are required in order to maintain such compliance.

          (c) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (d) of this Section; provided that each prepayment of Borrowings shall be applied to prepay ABR Borrowings before any other Borrowings.

          (d) The Borrower shall notify the Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section
2.08. Promptly following receipt of any such notice, the Agent shall advise the Lenders, in writing, of the contents thereof. Each partial prepayment of any Borrowing shall be in the minimum amount of $500,000 and (thereafter) in $100,000 increments thereof (or such other amount as may be needed to satisfy a mandatory repayment requirement under Section 2.11(b). Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

          SECTION 2.12. Fees. (a) In addition to any "up front" commitment fee paid on the Effective Date, the Borrower agrees to pay to the Agent for the account of each Lender a commitment fee (the "Commitment Fee"), which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued Commitment Fees shall be payable in arrears on the last day of May, August, November and February of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing Commitment Fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans and LC Exposure of such Lender.

          (b) The Borrower agrees to pay (i) to the Agent for the account of each Revolving Lender (on the basis of its Applicable Percentage) a participation fee with respect to its participations in Letters of Credit, which shall be calculated at the rate of .25% of the full amount of each draw under each Documentary Letter of Credit, and shall accrue at a per annum rate of .75% of the face amount of each Standby Letter of Credit, during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee which shall be calculated and payable as set forth in a separate letter of even date herewith. In addition to the fees in the nature of those referred to in the preceding sentence (without duplication), the Borrower agrees to pay the Issuing Bank's standard fees with respect to the issuance, amendment renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of May, August, November and February of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay to the Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of Commitment Fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances, absent arithmetic error.

          SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIB0 Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

          (a) the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period;

          (b) the Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period, to a degree which such Lenders have determined to be material; or

          (c) the Agent determines (which determination shall be conclusive absent manifest error) that it would be illegal to conduct a Eurodollar Borrowing at the time in question;

then the Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as a Eurodollar Borrowing, shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

          (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the Borrower's election to convert a Borrowing or continue a Borrowing as a Eurodollar Borrowing which results in the Interest Period therefor commencing before and ending after a date on which any principal of the Loans is to be repaid and the payment of such principal during such Interest Period, (c) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (d) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(d) and is revoked in accordance therewith), or (e) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (and in the case of clause (b) above, the Borrower will make such compensation on the applicable principal repayment date). In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof

          SECT10N 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

          SECTION 2.18. Payments Generally; Pro Rata Treatment, Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,
2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent at its offices at 4 MetroTech Center, Brooklyn, New York 11245, except payments to be made directly to the Issuing Bank as expressly provided herein, and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto, and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any  Lender  shall,  by  exercising  any  right of  set-off  or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans, or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c), then the Agent may, its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.19. Mitigation Obligations, Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld,
(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to
Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.



                                   ARTICLE III

                         Representations and Warranties
                         ------------------------------

          The Borrower represents and warrants to the Lenders that:

          SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02. Authorization, Enforceability. The Financing Transactions to be entered into by the Borrower and Topps Enterprises are within their respective corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and Topps Enterprises and constitutes, and each other Loan Document to which the Borrower or Topps Enterprises (as applicable) is to be a party, when executed and delivered by the Borrower or Topps Enterprises (as applicable) will constitute, a legal, valid and binding obligation of the Borrower or Topps Enterprises (as applicable), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03. Governmental Approvals, No Conflicts. The Financing Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

          SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The Borrower has heretofore furnished to the Lenders its consolidated and consolidating balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended February 27, 1999, (A) in the case of the consolidated financials, reported on by Deloitte & Touche, L.L.P., independent public accountants, and (B) in the case of the consolidating financials, certified by the Borrower's chief financial officer, and (ii) as of and for the fiscal quarter ended November 27, 1999 (A) in the case of the consolidated financials, reviewed by Deloitte & Touche, L.L.P., independent public accountants, and (B) in the case of consolidating financials, certified by the Borrower's chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP.

          (b) Except as disclosed in the financial statements referred to above or the notes thereto and except for the Disclosed Matters, after giving effect to the Financing Transactions, none of the Borrower or its Subsidiaries has, as of the Effective Date, any Material Indebtedness (except as set forth on Schedule 3.04) or contingent liabilities, unusual long-term commitments or unrealized losses.

          (c) Since November 27, 1999 there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

          SECTION 3.05. Properties. (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all the real and personal property material to its business, subject to no transfer restrictions or Liens of any kind (other than as set forth on Schedule 6.02), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by the Borrower or any of its Subsidiaries as of the Effective Date after giving effect to the Financing Transactions.

          (d) Neither the Borrower nor any of its Subsidiaries is a party to any contract, agreement, lease or instrument, the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of the Borrower or its Subsidiaries, or otherwise result in a violation of this Agreement, other than Liens arising under documentation with respect to Documentary Letters of Credit.

          SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable likelihood of an adverse determination and that if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters), or (ii) that involve any of the Loan Documents or the Financing Transactions.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower nor any Subsidiary is (a) a party to any judgment, order, decree or any agreement or instrument or subject to restrictions which could reasonably be likely to have a Material Adverse Effect or to materially adversely affect the ability of the Borrower to observe the covenants and agreements contained herein or with respect to any other Indebtedness, or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect or to materially adversely affect the ability of the Borrower or Topps Enterprises to observe the covenants and agreements contained herein or any other Loan Document.

          SECTION 3.08. Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" or an "affiliated Person" of, or "promoter" or "principal underwriter" for, an "investment company," as defined in, or subject to regulation under, the Investment Company Act of 1940, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserve, or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Each of the Borrower and its Subsidiaries has paid, or has provided adequate reserves for the payment of, all material Federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

          SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $3,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $3,000,000 the fair market value of the assets of all such underfunded Plans.

          SECTION 3.11. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document, or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          SECTION 3.12. Subsidiaries and Affiliates. Schedule 3.12 sets forth as of the Effective Date the name of, and the ownership interest of the Borrower in, each Subsidiary and each Affiliate of the Borrower. The outstanding shares or other equity interests of each such Subsidiary and each Affiliate have been duly authorized and validly issued and are fully paid and nonassessable; and the Borrower and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 3.12, free and clear of any Lien. Schedule 3.12 also sets forth as of the Effective Date a complete description of all Intercompany Notes and Intercompany Debt held by the Borrower. The Borrower owns beneficially and legally all such Intercompany Notes and Intercompany Debt, free and clear of any Lien.

          SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid.

          SECTION 3.14. Labor Matters. As of the Effective Date, except for the Disclosed Matters, none of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened, that are reasonably likely to have a Material Adverse Effect. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in material violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters except to the extent that any such violation could not reasonably be expected to result in a Material Adverse Effect. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Financing Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound that is reasonably likely to have a Material Adverse Effect.

          SECTION 3.15. Solvency. Immediately after the consummation of the Financing Transactions to occur on the Effective Date and immediately following the making of any Loan made on the Effective Date, and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the respective assets of the Borrower at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the respective property of the Borrower will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

          SECTION 3.16. No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder.

          SECTION 3.17. Place of Business. As of the date hereof, the Borrower has no office, mailing address or other place of business in the United Kingdom.

          SECTION 3.18. Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000 of (i) the Borrower's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, was substantially complete by December 31, 1999. No matter arising out of any changes necessitated by the so-called "Y2K" problem has resulted in a Material Adverse Effect.

          SECTION 3.19. Federal Reserve Regulations. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.


                                   ARTICLE IV

                                   Conditions
                                   ----------

          SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party, or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Agent shall have received a favorable written opinion (addressed to the Agent and the Lenders and dated the Effective Date) of Willkie Farr & Gallagher, counsel for the Borrower, covering such matters relating to the Borrower, Topps Enterprises, the Loan Documents or the Financing Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

          (c) The Agent shall have received such documents and certificates as the Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and Topps Enterprises, the authorization of the Financing Transactions and any other legal matters relating to the Borrower, Topps Enterprises, the Loan Documents or the Financing Transactions, all in form and substance satisfactory to the Agent and its counsel.

          (d) The Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (e) The Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

          (f) All amounts outstanding under the Credit Agreement dated as of May 11, 1998 among the Borrower, the Agent and the "Lenders" party thereto, as amended (the "Existing Agreement"), shall have been satisfied or disposed of to the satisfaction of the Agent.

          (g) The Agent shall have received evidence satisfactory to it that the insurance required by Section 5.07 is in effect.

          (h) The Borrower and the Subsidiaries shall have granted the Agent access to and the right to inspect all reports, audits and other internal information of the Borrower and the Subsidiaries relating to environmental matters, and any third-party verification of certain matters relating to compliance with Environmental Laws requested by the Agent, and the Agent shall be satisfied that the Borrower and the Subsidiaries are in compliance in all material respects with all applicable Environmental Laws and be satisfied with the costs of maintaining such compliance.

          (i) All consents and approvals required to be obtained from any Governmental Authority or other Person as shall be required to consummate the transactions contemplated hereby shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions.

          (j) The Lenders shall have received (i) audited consolidated financial statements of the Borrower for the fiscal year ended February 27, 1999, (ii) if available, satisfactory audited consolidated financial statements of the Borrower for the fiscal year ended February 26, 2000, (iii) satisfactory reviewed interim consolidated financial statements of the Borrower for the quarterly period ended November 27, 1999, and (iv) unaudited consolidating financial statements for all statements above.

          (k) The Agent shall have received the Topps SA Guaranty and the Topps Enterprises Guaranty duly executed by the Borrower and Topps Enterprises, respectively.

          (l) The Agent and the Lenders shall have received such other documents, instruments, certificates and opinions as are customary for transactions of this type or as the Agent or any Lender may reasonably request, and shall be satisfied with such other conditions as it may reasonably require.

          The Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans, and of the Issuing Bank to issue Letters of Credit hereunder, shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on June 30, 2000 (and, in the event such conditions are not so satisfied or waived, the Revolving Commitments shall terminate at such time).

          SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) The representations and warranties of the Borrower set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent they expressly relate to an earlier date (it being understood that references to a specific date, to "the date hereof" and to "the Effective Date" are not repeated as of the date of such Borrowing).

          (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have (or would have) occurred and be continuing.

          (c) Each condition to the making of a Loan, or the issuance, amendment, renewal or extension of a Letter of Credit, as applicable, under
Article II, shall have been satisfied .

          (d) If a certification is required under Section 5.04(c), the Agent shall have received such certificate which must state that the Borrower has determined that the termination or lapse of the Material License in question will not have a Material Adverse Effect.

          (e) If as of the  close  of the most  recent  reporting  period  under
Section 5.01(a) or (b), the Borrower was not required to provide the certification required under Section 5.01(c) with respect to Sections 6.04, 6.07, 6.13 and 6.14, such a certificate must be provided (based upon the data from the most recent reporting period) prior to the making of any Loan, together with the Borrowing Request for such Loan.

          Each Borrowing Request shall be accompanied by a certificate, dated the date of the Borrowing Request, signed by the President, a Vice President or a Financial Officer of the Borrower as to the matters specified in paragraphs
(a), (b) and (c) of this Section.

          SECTION 4.03. Additional Condition For Each Loan. If at any time prior to a Borrowing Request an LPT shall have occurred, the obligation of the Lenders to make any Loan which is requested by such Borrowing Request is further subject to the condition that the Agent shall have determined, in its reasonable judgment, that the effect of the transaction which gave rise to such LPT is no longer continuing (i.e., the Borrower and its Subsidiaries do not remain leveraged by reason of such transaction to the extent required to constitute an
LPT).


                                    ARTICLE V

                              Affirmative Covenants
                              ---------------------

          Until the Revolving Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, and all Letters of Credit shall have expired or terminated, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

          SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Agent and each Lender:

          (a) Within 90 days after the end of each fiscal year of the Borrower, its audited consolidated and unaudited consolidating balance sheet and related statements of operations, stockholders equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, (i) in the case of the audited consolidated financial statements, reported on by Deloitte & Touche, L.L.P. or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit), and (ii) in the case of the unaudited consolidating financial statements, certified by the Borrower's chief financial officer, to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) Within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated and consolidating balance sheet and related statements of operations (including a schedule setting forth the results of operations by business segment), stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet as of the end of) the previous fiscal year, (i) in the case of the consolidated financial statements, reviewed by Deloitte & Touche, L.L.P. or other independent public accountants of recognized national standing, and (ii) in the case of the unaudited consolidating financial statements, certified by the Borrower's chief financial officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

          (c) Concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer, substantially in the form of Exhibit B (or such other form reasonably satisfactory to the Agent)
(i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations showing performance in respect of Sections 6.06, 6.16 and 6.17 (and Section 6.04, 6.07, 6.13 and 6.14 if any Loan is outstanding at the time of the making of such certificate or was outstanding as of the close of the reporting period in question), and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

          (d) Concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

          (e) Within 45 days after the end of each fiscal quarter, a list of any Intercompany Debt (whether or not evidenced by an Intercompany Note) outstanding as of the end of such fiscal quarter;

          (f) [This clause has been intentionally omitted];

          (g) by May 1 of each calendar year, financial projections for the current fiscal year on a quarterly basis, in each case setting forth among other things, the Borrower's projected gross sales, projected net sales and projected results of operations of each business segment (domestic and foreign), for the Borrower and its Subsidiaries in form and content consistent with Borrower's official plan as presented to its Board of Directors;

          (h) within 45 days after the end of each fiscal quarter, any revision of projections previously delivered to the Agent or the projections referred to in clause (g) above, such revised projected balance sheets, projected statements of operations and projected statements of cash flows with an explanation of all material variances to the profit and loss statement from the projections as they existed prior to such revision;

          (i) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

          (j) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Agent or any Lender may reasonably request.

          SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Agent and each Lender prompt written notice of the following:

               (a) the occurrence of any Default;

               (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

               (c) the occurrence of any ERISA Event that alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $750,000; and

               (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03. [This Section has been intentionally omitted].

          SECTION 5.04. Existence, Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and (b) the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names which are material to the conduct of its business taken, in case of the Borrower, individually and in the case of any Subsidiary, as a whole with the other Subsidiaries; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution to the extent the same is permitted under Section 6.03 and, if applicable, 6.04 (i); provided, further, that the Borrower shall be permitted to terminate, or allow to lapse, any Material License in the exercise of its reasonable business judgment to the extent that the Borrower (a) provides written notice on the Contract Notification Date that such Material License will terminate or may be terminated, or allowed to lapse without renewal, (b) if requested by the Agent, advises the Agent of the status of any negotiations which may be transpiring in respect of such Material License, and (c) furnishes to the Agent a certificate stating the determination by the Borrower of whether such lapse or termination will or will not have a Material Adverse Effect, by the sooner of (x) the date of the first Borrowing Request or request for the issuance, amendment, renewal or extension of a Letter of Credit under Section
2.05 following the date that such Material License terminates or is allowed to lapse, or (y) 30 days following the date that such Material License terminates or is allowed to lapse.

          SECTION 5.05. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations (for which the failure to pay would constitute an Event of Default under Section 7.01(f)), including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation, and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.06. Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, keep and maintain or replace all property material to the conduct of its (respective) business in good working order and condition, ordinary wear and tear excepted.

          SECTION 5.07. Insurance. (a) The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies:

               (i) fire and extended coverage insurance, on a replacement cost basis, with respect to all personal property and improvements to real property, in such amounts as are customarily maintained by companies in the same or similar business operating in the same or similar locations;

               (ii) commercial general liability insurance against claims for bodily injury, death or property damage occurring upon, about or in connection with the use of any properties owned, occupied or controlled by it providing coverage on an occurrence basis with a combined single limit of not less than $10,000,000 and including the broad form CGL endorsement;

               (iii) business interruption insurance, insuring against loss of gross earnings for a period of not less than 12 months arising from any risks or occurrences required to be covered by insurance pursuant to clause (i) above; and

               (iv) such other insurance as may be required by law.

Deductibles or self-insured retention shall not exceed $500,000 for fire and extended coverage policies, $1,000,000 for commercial general liability policies or 30 days for business interruption policies.

     (b) Each such policy referred to in this paragraph also shall provide that it shall not be canceled, materially modified or not renewed (i) by reason of nonpayment of premium except upon not less than 10 days' prior written notice thereof by the insurer to the Agent (giving the Agent the right to cure defaults in the payment of premiums), or (ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Agent. The Borrower shall deliver to the Agent, prior to the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Agent) together with evidence satisfactory to the Agent of payment of the premium therefor.

     SECTION 5.08. Notice of Asset Sale; LPT; Approved Internet Subsidiary Investment; and Foreign Investment.

     (a) The Borrower will, and will cause each of its Subsidiaries to, notify the Agent (i) of the Borrower's or any such Subsidiary's having entered into any agreement for the sale of any asset which sale could trigger a reduction of the Revolving Commitments under Section 2.08(d), promptly upon entering into any such agreement, (ii) of the closing of any such sale, immediately upon such closing, and (iii) of the receipt of any payment of any kind on account of such asset.

     (b) The Borrower will notify the Agent of the consummation of any transaction giving rise to an LPT, promptly upon the consummation thereof, whether or not the same constitutes a Default at the time in question.

     (c) The Borrower will notify the Agent of each investment made by the Borrower or any Guarantor in an Approved Internet Subsidiary, upon the making thereof. Such notice shall set forth the amount of such investment and the basis for such computation.

     (d) The Borrower will notify the Agent of any Permitted Acquisition of the type defined as a "Foreign Acquisition" (within the definition of Permitted Acquisition in Section 1.01), and shall simultaneously certify to the Agent that the cash paid on account of such Foreign Acquisition originates from a source outside the United States.

     SECTION 5.09. Books and Records, Inspection and Audit Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

     SECTION 5.10. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.11. Notice of Discharge of Hazardous Material or Environmental Complaint. The Borrower will, and will cause each of its Subsidiaries to, promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims or citations received by the Borrower or any Subsidiary relating to any (a) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Law; (b) release or threatened release by the Borrower or any Subsidiary, or at any facility or property owned or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

     SECTION 5.12. Environmental Compliance. If the Borrower or any Subsidiary shall receive letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or any Subsidiary has violated any Environmental Law or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower shall, within the time period permitted by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability, except where the failure to do so is not reasonably likely to result in a Material Adverse Effect or unless the applicability of the Environmental Law, the fact of such violation or liability, or what is required to remove or remedy such violation, is being contested by the Borrower or the applicable Subsidiary by appropriate proceedings diligently conducted and all reserves with respect thereto as may be required under GAAP, if any, have been made.

     SECTION 5.13. Use of Proceeds and Letters of Credit. The proceeds of the Loans and Letters of Credit will be used for general working capital needs of the Borrower and (in the case of Standby Letters of Credit) to guaranty the payment of workers' compensation insurance in the ordinary course of business or for another purpose approved by the Agent in its reasonable discretion. No part of the proceeds of any Loan will be used, whether directly or indirectly, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund Indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

     SECTION 5.14. Additional Subsidiaries. (a) If any additional Subsidiary is formed or acquired or if any inactive existing Subsidiary shall become active in any material respect, after the Effective Date, the Borrower will notify the Agent and the Lenders thereof, and the Borrower will, if such Subsidiary is formed in the United States (or organized under the laws of the United States or any State or subdivision thereof) and is not an Approved Internet Subsidiary, cause such Subsidiary to become a guarantor of the Obligations, jointly and severally with all other Guarantors, within 10 Business Days after such Subsidiary is formed, acquired or activated (as applicable), pursuant to documentation reasonably satisfactory to the Agent.

     (b) If the Borrower wishes to convert an existing Guarantor into an Approved Internet Subsidiary, the Borrower shall provide the Agent with at least 30 days prior written notice of the intended date of such conversion, which notice shall include a detailed explanation of all of the proposed transactions associated with such conversion, including the investment by the third-party (or parties) in the Subsidiary in question (the "Conversion Transactions"), as well as a detailed statement of the reasons for the Borrower's belief that upon consummation of the Conversion Transactions, such Subsidiary should qualify as an Approved Internet Subsidiary. If the Subsidiary qualifies as an Approved Internet Subsidiary, such Subsidiary will be released from its obligations as a Guarantor upon consummation of the Conversion Transactions. For purposes of this paragraph (b), the amount invested by the Borrower (and one or more Guarantors, if applicable) shall include (i) any new investment made or intended to be made by the Borrower or any Guarantor in such Subsidiary, and (ii) the aggregate amount of all investments in such Subsidiary made by the Borrower and all Guarantors prior to the Conversion Transactions (determined, on the date of each such investment, on the basis of fair market value, in accordance with GAAP).

     (c) An Approved Internet Subsidiary shall cease to qualify as such if all Persons unaffiliated with the Borrower except through such Subsidiary shall cease to own an equity interest in such Subsidiary, whereupon the Borrower shall cause such Subsidiary to comply with Section 5.14(a) as if it were newly formed.

     SECTION 5.15. Further Assurances. The Borrower will execute any and all further documents, agreements and instruments, and take all such further actions which may be required under any applicable law, or which the Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents, all at the expense of the Borrower.

     SECTION 5.16. Changes to Loan Documents. The Borrower will, and will cause its Subsidiaries to: (i) provide further assurances of any kind reasonably requested by any Lender purchasing an interest in the Letters of Credit, the Loans and/or Revolving Commitments after the Effective Date; and (ii) make amendments, if reasonably required by any Lender purchasing any such interest after the Effective Date; provided, however, that no such amendment (which the Borrower or any Subsidiary is required to make) shall: (A) increase any interest rate or fees for which any of them is responsible hereunder; (B) reduce any of the Revolving Commitments or shorten the Maturity Date; (C) require the Borrower or any Subsidiary to obtain any consent or estoppel certificate from a Person not Controlled by any of them and having no legal obligation to provide the same; (D) provide any collateral; (E) add any new and burdensome covenant or increase more than nominally any obligation of any of them under any affirmative or negative covenant hereunder; (F) require the Borrower or any Subsidiary to make any representation or warranty which it cannot in good faith make; (G) shorten any cure period with respect to any Default or create any new Event of Default; or (H) add any new and burdensome conditions of lending or issuance.


                                   ARTICLE VI

                               Negative Covenants
                               ------------------

     The Borrower covenants and agrees with the Lenders that (i) at the times indicated in Sections 6.04(a), 6,05, 6.07(b), 6.13, 6.14, 6.16 and 6.17, and
(ii) otherwise at all times from (and including) the Effective Date until the Revolving Commitments have expired or terminated, the principal of and interest on each Loan and all fees payable hereunder have been paid in full, all Letters of Credit have expired or terminated, all LC Disbursements shall have been reimbursed and all other Obligations satisfied in full:

     SECTION 6.01. [This Section has been intentionally omitted.]

     SECTION 6.02. Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist (A) any Lien on any property or asset now owned or hereafter acquired by it, or (B) assign or sell any income or revenues (including accounts receivable) or rights in respect of any portion thereof as part of a factoring or other type of "off balance sheet" financing arrangement, except:

          (i) Liens or assets of, or assignments or sales of assets by, a Subsidiary which is not required to be a Guarantor under the terms of this Agreement;

          (ii) Permitted Encumbrances;

          (iii)any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof;

          (iv) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (A) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (B) the Indebtedness secured thereby does not exceed 95% of the cost of acquiring, constructing or improving such fixed or capital assets, and (C) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary; and

          (v) Liens on property of the Borrower shipped under or in connection with Documentary Letters of Credit permitted under this Agreement (if such Liens are in favor of the issuer of such Documentary Letters of Credit) and all property of the Borrower in the actual or constructive possession of the Issuing Bank with respect to Documentary Letters of Credit, other than property held in a fiduciary capacity of such Issuing Bank.

     SECTION 6.03. Fundamental Changes. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary, and (iii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

     (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

     SECTION 6.04.  Investments,  Loans, Advances,  Guarantees and Acquisitions.
(a) At any time when any principal or interest on account of any Loan is outstanding in whole or in part: (A) the Borrower will not and will not permit any Guarantor to make or permit to exist any investment in the equity of any Subsidiary which was a Subsidiary prior to such investment but which is not a Guarantor (or which is not required to be a Guarantor) other than an Approved Internet Subsidiary, unless the aggregate amount of such investments at the time in question shall not exceed $12,000,000 (amounts subject to such calculation are to be determined by reference to the Borrower's balance sheet); (B) the Borrower will not and will not permit any Guarantor to incur or permit to exist any Intercompany Debt (whether or not evidenced by an Intercompany Note), or Guarantee any obligation of any Subsidiary which is not a Guarantor (or which is not required to be a Guarantor), unless the aggregate principal amount of all such items at the time in question shall not exceed $40,000,000 plus any amount guaranteed pursuant to the Topps SA Guaranty (amounts subject to such calculation shall be determined by reference to the principal amount actually owing or for which the Borrower or a Guarantor is contingently liable (as applicable) at the time of calculation, and not to the original principal amount thereof if different); (C) the Borrower will not and will not permit any Guarantor to make any loan or advance to, or Guarantee any obligation of, any officer, employee or director of the Borrower or any Subsidiary, except for loans, advances to (or Guarantees for the benefit of) such officers, directors and employees made in the ordinary course of business (including to finance relocation expenses) not exceeding an aggregate principal amount of $1,000,000 at any time outstanding; and (D) the Borrower will not and will not permit any Subsidiary to purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger) any capital stock, evidence of Indebtedness or other equity or securities (including any option, warrant or other right to acquire any of the foregoing) of any Person other than a Subsidiary which was a Subsidiary prior to such event, or make or permit to exist any investment or any other interest in any Person other than a Subsidiary which was a Subsidiary prior to such event, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except (in any case contemplated by this clause (D)) Permitted Investments and Permitted Acquisitions.

     (b) The Borrower will not, and will not permit any Guarantor to invest (by means of asset transfer, cash investment, the assumption or incurrence of Indebtedness or otherwise) more than an aggregate (for all such investments made at any time) of $10,000,000 in all Approved Internet Subsidiaries. The value of each such investment shall be determined as set forth in the definition of "Approved Internet Subsidiary" in Section 1.01.

     (c) The Borrower will not and will not permit any Guarantor to (i) purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger) any capital stock, evidence of Indebtedness or other equity or securities (including any option, warrant or other right to acquire any of the foregoing) of any Person (other than a Subsidiary which was a Subsidiary prior to such event) which is either not organized in the United States or not in the same or a related line of business as the Borrower or a Subsidiary which is not an Approved Internet Subsidiary, or (ii) make or permit to exist any investment or any other interest in any such Person, or (iii) purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any such Person constituting a business unit unless the assets to be acquired are intended to be utilized in the same or a related line of business as the Borrower or a Subsidiary which is not an Approved Internet Subsidiary.

     SECTION 6.05. Asset Sales. At any time when any principal or interest on account of any Loan is outstanding in whole or in part, the Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock, nor will the Borrower permit any of its Subsidiaries to issue any additional shares of its capital stock or other ownership interest in such Subsidiary, except:

          (a) sales of inventory, used, surplus or obsolete equipment and Permitted Investments in the ordinary course of business;

          (b) the granting of licenses in trademarks or other intellectual property owned by the Borrower or any of its Subsidiaries;

          (c) sales, transfers and dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers or dispositions made in compliance with Section 6.08 (other than in reliance on Section 6.08 (d)); and

          (d)  Permitted Asset Sales;

          provided that all sales, transfers, leases and other dispositions permitted hereby shall be made for fair value.

          SECTION 6.06. Hedging Agreements. The Borrower will not and will not permit any of its Subsidiaries to, enter into any Hedging Agreements, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities in an aggregate notional amount not to exceed $75,000,000.

          SECTION 6.07.  Restricted Payments,  Certain Payments of Indebtedness.
(a) The Borrower will not, and will not permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment of the type described in clause (i) of the definition of "Restricted Payments" in
Section 1.01, except (i) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, or other equity securities not redeemable at the option of a holder thereof, (ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock (or equivalent) and (iii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees or consultants of the Borrower and its Subsidiaries.

          (b) At any time (from and including the Effective Date) when any Obligation with respect to any Loan or Letter of Credit shall be unsatisfied in whole or in part, or any Letter of Credit shall not have terminated or expired, or otherwise be outstanding, the Borrower will not make any Restricted Payment of the type described in clause (ii) of the definition of "Restricted Payment" in Section 1.01, unless after making such Restricted Payment (x) an aggregate of $25,000,000 or less of such Restricted Payments will have been made during (A) the three fiscal quarters ending prior to the quarter in which the Restricted Payment in question is to be made (but excluding any portion of such fiscal quarters occurring prior to the Effective Date) and (B) such current fiscal quarter, (y) an aggregate of $50,000,000 or less of such Restricted Payments will have been made from (and including) the Effective Date to (and including) the date of the Restricted Payment in question, and (z) the Restricted Payment in question will not result in an LPT.

          SECTION 6.08. Transactions with Subsidiaries. The Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Subsidiaries, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's length basis from unrelated third parties, (b) any Restricted Payment not prohibited by Section 6.07, (c) the transactions described in Section 6.04, when not prohibited under Section 6.04, and (d) the transactions described in Section 6.05 when not prohibited under Section 6.05.


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

          SECTION 6.09. Restrictive Agreements. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or
(b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock, or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document,
(ii) the foregoing shall not apply to restrictions and conditions (A) applying solely to one or more Subsidiaries which are not (and are not required to be) Guarantors or (B) existing on the date hereof and identified on Schedule 6.09 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition identified on Schedule 6.09), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) foregoing clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (v) the foregoing clause (a) shall not apply to customary provisions in leases restricting the assignment thereof

          SECTION 6.10. Amendment of Material Documents. The Borrower will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under its certificate of incorporation, by-laws or other organizational documents if the same is reasonably likely to have a Material Adverse Effect or would result in an Event of Default under any of the Loan Documents.

          SECTION 6.11. Limitations on Sales and Leasebacks. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or any Subsidiary to such Person, or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or any Subsidiary, unless the transaction in question is determined by the Agent, in its reasonable discretion, to constitute (or to be tantamount to) a financing lease of the type permitted under Section 6.02(iv).

          SECTION 6.12. Fiscal Year. The Borrower will not, and will not permit any Subsidiary to, change its fiscal year.

          SECTION 6.13. Consolidated Leverage Ratio. At any time when any principal or interest with respect to any Loan shall be outstanding in whole or in part, the Borrower will not permit the Consolidated Leverage Ratio to be greater than 1.6 to 1.0, determined on the basis of the then most recent financial statements provided under Section 5.01(a) or Section 5.01(b).


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

          SECTION 6.14. Consolidated Fixed Charge Ratio. At any time when any principal or interest with respect to any Loan shall be outstanding in whole or in part, the Borrower will not permit the Consolidated Fixed Charge Ratio to be less than 2.5 to 1.0, determined on the basis of the then most recent financial statements provided under Section 5.01(a) or Section 5.01(b).

          SECTION 6.15. [This Section has been intentionally omitted.]

          SECTION 6.16. Consolidated Net Loss. At any time (from and including the Effective Date) when any principal or interest with respect to any Loan or any Obligation with respect to any Letter of Credit shall be unsatisfied in whole or in part, or any Letter of Credit shall not have terminated or expired, or otherwise be outstanding, the Borrower and its Subsidiaries will not incur (and shall not have incurred since the Effective Date) a consolidated net loss
(i) in any amount for any three consecutive fiscal quarters, or (ii) for any two consecutive fiscal quarters combined, in an amount greater than 8% of Consolidated Net Worth as of the close of the fiscal quarter prior to the first such quarter in which the consolidated net loss in question was incurred. For purposes of the foregoing sentence, consolidated net losses shall be determined as of the end of a fiscal quarter.

          SECTION 6.17. Consolidated Tangible Net Worth. At any time (from and including the Effective Date) when any principal or interest with respect to any Loan or any Obligation with respect to any Letter of Credit shall be unsatisfied in whole or in part, or any Letter of Credit shall not have terminated or expired, or otherwise be outstanding, the Borrower and its Subsidiaries will not permit Consolidated Tangible Net Worth to be less than the greater of (i) $10,000,000 or (ii) (w) Consolidated Tangible Net Worth as set forth on the last quarterly financial statement provided to the Bank prior to the Effective Date plus (x) 50% of aggregate Consolidated Net Income (as long as Consolidated Net Income is greater than zero) from the Effective Date through the close of the last fiscal quarter or year (whichever is later) for which the Borrower has reported pursuant to Section 5.01(a) or Section 5.01(b), minus (y) the aggregate amount of Restricted Payments (on account of common stock) from and including the Effective Date of the type described in clause (ii) of the definition of "Restricted Payments" in Section 1.01 (to the extent the same were permitted under Section 6.07 (b) at the time they were made), and minus (z) the aggregate amount of write-offs of intangible assets from and including the Effective Date;
(y) being calculated in the manner prescribed by clause (x) of Section 6.07(b), and (z) being calculated in the manner prescribed in clause (x) of this Section 6.17.

          SECTION 6.18. [This Section has been intentionally omitted.]

          SECTION 6.19. [This Section has been intentionally omitted.]

                                   ARTICLE VII

                                Events of Default
                                -----------------

          SECTION 7.01. Events of Default. If any of the following events ("Events of Default") shall occur:

          (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement or any other Loan Document, within three days after the same shall become due and payable;

          (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary (including Topps Enterprises) in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document, or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made;

          (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of the Borrower), 5.09, 5.13 or 5.14 or in Article VI;

          (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days;

          (f) Topps Enterprises shall default beyond applicable periods of notice and grace, if any, under the Topps Enterprises Guaranty, or any Person shall be in default under any other Guarantee with respect to any of the Obligations, or the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness or (ii) events or conditions cured within 30 days from occurrence unless the related Material Indebtedness has become due within such 30 day period;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Borrower or any Material Subsidiary shall (A) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary, or for a substantial part of its assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general as assignment for the benefit of creditors or (F) take any action for the purpose of effecting any of the foregoing;

          (j) the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fall generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $2,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $750,000 in any year;

          (m) any Lien purported to be created under any documentation pertaining to a Documentary Letter of Credit shall be asserted by the Borrower not to be a valid Lien, except as a result of (i) the sale or other disposition of the applicable assets in a transaction permitted under the Loan Documents or
(ii) the termination of the Lien in accordance with Section 2.05(a).

          (n) a Change in Control shall occur; or

          (o) if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent, including any release pursuant to
Section 5.14(b)), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent);

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section ), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Lenders or any single Lender having a Revolving Commitment in excess of $10,000,000 shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Revolving Commitments, and thereupon the Revolving Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Section, the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.



                                  ARTICLE VIII

                                    The Agent
                                    ---------

          SECTION 8.01. Relationship with Lenders. (a) Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          (b) The bank serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

          (c) The Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its

Subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) except for its own gross negligence or willful misconduct in the execution of any such action, or otherwise in the absence of its own gross negligence or wilful misconduct. The Agent shall not be deemed to have knowledge of any Default unless and until written notice thereof is given to the Agent by the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent.

          (d) The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action (it being understood that this provision shall not release the Agent from performing any action with respect to the Borrower expressly required to be performed by it pursuant to the terms hereof) under this Agreement. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

          (e) The Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Agent.


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

          (f) Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

          (g) Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

     SECTION 8.02. Indemnification. Each Lender agrees to indemnify and hold harmless the Agent (to the extent not reimbursed under Section 9.03, but without limiting the obligations of the Borrower under Section 9.03), ratably in accordance with the aggregate principal amount of the respective Revolving Commitments of and/or Loans and L/C Exposure held by the Lenders (or, if all of the Revolving Commitments shall have been terminated or expired, ratably in accordance with the aggregate outstanding amount of the Loans and L/C Exposure held by the Lenders), for any and all liabilities (including, without limitation, pursuant to any Environmental Law), obligations, losses, damages, penalties, actions, judgments, deficiencies, suits, costs, expenses (including reasonable attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent, the Issuing Bank or any Lender arising out of or by reason of any investigation in or in any way relating to or arising out of any Loan Document or any other documents contemplated by or referred to therein, for any action taken or omitted to be taken by the Agent, the Issuing Bank or any Lender under or in respect of any of the Loan Documents or other such documents or the transactions contemplated thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Section 9.03, but excluding, unless an Event of Default or Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Lender shall be liable for any of the foregoing to the extent they are determined by a court of competent jurisdiction


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

in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Agent. The agreements set forth in this Section
8.02 shall survive the payment of all Loans, expiration or termination of the Revolving Commitments and all Letters of Credit, and the payment, satisfaction, and performance of all other Obligations, and shall be in addition to and not in lieu of any other indemnification agreements contained in this Agreement of any other Loan Document.





                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

          SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, or sent by telecopy, as follows:

               (a) if to the Borrower, to it at One Whitehall Street New York, New York, 10004-2109, Attention of Ms. Catherine K. Jessup (Telecopy No. 212-376-0621), with a copy to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019-6099 (Telecopy No. 212-728-8111), Attention of William Hiller, Esq.;

               (b) if to the Agent, to The Chase Manhattan Bank, 4 MetroTech Center, 22nd Floor, Brooklyn, New York 11245, Attention of Mr. Christopher Murtha and Regional Manager (Telecopy No. 718-242-3846), with a copy to Esanu Katsky Korins & Siger, LLP, 605 Third Avenue, New York, New York 10158, Attention of Stephen D. Brodie, Esq. (Telecopy No. 212-953-6899);

               (c) if to the Issuing Bank, to it at the address provided in paragraph (b).

               (d) if to LaSalle Bank National Association, 135 South LaSalle Street, Chicago, IL 60603, Attention of Mr. Steven M. Cohen (Telecopy No. (312) 904-9293), with a copy to Vedder Price Kaufman & Kammholz, 222 North LaSalle Street, Chicago, IL 60601, Attention of Michael A. Nemeroff, Esq. (Telecopy No.
(312) 609-5005).

               (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt. The Agent agrees to forward to each Lender copies of all material notices received by the Agent, including notices pursuant to Section 5.08.


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

          SECTION 9.02. Waivers, Amendments. (a) No failure or delay by the Agent the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

               (b) Neither this Agreement nor any other Loan Document, nor any provision hereof or thereof, may be waived, amended or modified except in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agent and the Borrower, in each case with the consent of the Required Lenders; provided that no such agreement, waiver, amendment or modification shall (i) increase the Revolving Commitment of any Lender without the written consent of each Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder (to any Lender as a Lender), without the written consent of each Lender affected thereby, (iii) postpone the Maturity Date, or reduce the amount of, waive or excuse any payment of the principal amount of any Loan or LC Disbursement or any interest thereon, or any fees payable hereunder to any Lender (as a Lender), without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release any Subsidiary (to the extent such Subsidiary is obligated under any Guarantee of any Obligations) from any Guarantee, or limit its liability in respect of such Guarantee, without the written consent of each Lender, or (vii) change any provision of Article V or
Article VI, without the written consent of each Lender having a Revolving Commitment of $15,000,000 or more; and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent or the Issuing Bank, without the prior written consent of the Agent or the Issuing Bank, as the case may be.


          SECTION 9.03. Expenses, Indemnity, Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Agent in connection with the syndication of the credit facility provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or


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

not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all out-of-pocket expenses incurred by the Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

               (b) The Borrower shall indemnify the Agent,  the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Financing Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

               (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agent or the Issuing Bank, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent or the Issuing Bank in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures and unused Revolving Commitments at the time.

               (d) To the extent permitted by applicable law, the Borrower and Topps Enterprises shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Financing Transactions, any Loan or Letter of Credit, or the use of the proceeds thereof.


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

               (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          SECTION 9.04.  Successors and Assigns.

               (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent, the Issuing Bank and each Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

               (b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Revolving Commitment or Loans, the amount of the Revolving Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 and, after giving effect thereto, the assigning Lender shall retain a Revolving Commitment and Loans aggregating at least $5,000,000, in each case unless the Agent and the Borrower otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations accordance with paragraph (e) of this Section.

               (c) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

               (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

               (e) Any Lender may, without the consent of the Borrower, the Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section, but the aggregate amount payable by the Borrower to the Lender selling the participation and the Participant shall not exceed the amount which would otherwise be payable in the absence of the participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

               (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17, unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
Section 2.17(e) as though it were a Lender.

               (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower and Topps Enterprises in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf, and notwithstanding that the Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid, or any Letter of Credit is outstanding and so long as the Revolving Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Commitments, or the termination of this Agreement or any provision hereof.

          SECTION 9.06. Counterparts, Integration, Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08. Right of Setoff. Subject to Section 2.18(c), if an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.


          SECTION 9.09. Governing Law; Jurisdiction: Consent to Service of Process.

               (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

               (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

               (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE FINANCING TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11. Headings. Article and Section headings and the Table of Contents (if any) used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12. Confidentiality. Each of the Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower, or (h) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section or (B) becomes available to the Agent, the Issuing Bank or any Lender on a non-confidential basis from a source other than the Borrower provided the Agent, the Issuing Bank or any Lender does not have actual knowledge that such other source is in breach of any confidentiality agreement with the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower or its agents relating to the Borrower or its business, other than any such information that is available to the Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower; provided the Agent, the Issuing Bank or any Lender does not have actual knowledge that such source is in breach of any confidentiality agreement with the Borrower. The Agent, the Issuing Bank and each Lender each agrees that neither it nor its Affiliates will use any Information in connection with the performance by it of services for companies other than the Borrower and its Subsidiaries.

          SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.14. Topps Enterprises. Topps Enterprises has joined in this Agreement, as a Subsidiary and a Guarantor, in order to provide its confirmation of all representations and warranties made herein by the Borrower with respect to Topps Enterprises and to set forth its agreement to perform all of the things required herein to be "caused" by the Borrower with respect to Topps Enterprises.

          SECTION 9.15. Termination of Existing Security. The Chase Manhattan Bank hereby agrees to terminate the "Security Documents" as that term is defined in the Existing Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



TOPPS ENTERPRISES, INC.                 THE TOPPS COMPANY, INC.

By: /Cathy K. Jessup/                   By: /Cathy K Jessup/
    -----------------------                 -------------------------
    Name:   Cathy K. Jessup                  Name:   Cathy K. Jessup
    Title:  Vice President                   Title:  Vice President

LASALLE BANK NATIONAL                   THE CHASE MANHATTAN BANK,
  ASSOCIATION                               individually and as Agent

By: /Steve Cohen/                       By:  /Christopher L. Murtha/
    ------------------------                 ----------------------------
     Name:  Steve Cohen                      Name:  Christopher L. Murtha
     Title: Senior Vice President            Title: Vice President

                                  SCHEDULE 2.01

                              REVOLVING COMMITMENTS
                              ---------------------





The Chase Manhattan Bank                                    $20,000,000

LaSalle Bank National Association                           $15,000,000

                                    EXHIBIT A

                            ASSIGNMENT AND ACCEPTANCE
                            -------------------------
                            Dated: __________, ______


Reference is made to the Credit Agreement, dated as of June 26, 2000 (as amended, amended and restated, supplemented, modified and in effect from time to time, the "Credit Agreement"), among THE TOPPS COMPANY, INC., a Delaware corporation (the "Borrower"), Topps Enterprises, Inc. ("Topps Enterprises"), the Lenders party thereto (together with their successors and assigns, the
"Lenders"), and THE CHASE MANHATTAN BANK, as agent (in such capacity, the "Agent") for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. This Assignment and Acceptance between the Assignor (as set forth on Schedule I hereto and made a part hereof) and the Assignee (as set forth on the said
Schedule I ) is dated as of the Assignment Effective Date (as set forth on the said Schedule I).

The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Assignment Effective Date, an undivided interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Credit Agreement as are set forth on the said Schedule I (the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on the said Schedule I.

The   Assignor  (i)  makes  no   representation   or  warranty  and  assumes  no
responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other of the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other of the Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; [and] (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, Topps Enterprises, any of the other Subsidiaries of the Borrower or any other obligor of any of their respective obligations under the Credit Agreement or the performance or observance by the Borrower, Topps Enterprises, or any of the other Subsidiaries of the Borrower of any of their respective obligations under the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto; [and (iii) attaches the Note held by it (the "Note") evidencing the Assigned Facilities and requests that the Agent exchange the Note for a new note payable to the Assignor (if the Assignor has retained any interest in the Assigned Facilities) and [or] a new note payable to the Assignee in the [respective] amount(s) which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Assignment Effective Date)]

The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and that it is an Eligible Assignee; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section
5.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor, any other Lender or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

Following the execution of this Assignment and Acceptance, it will be delivered to the Agent, together with a processing and recordation fee of $3,500 for acceptance by it and recording by the Agent pursuant to Section 9.04(b) of the Credit Agreement, effective as of the Assignment Effective Date (which Assignment Effective Date shall be, unless otherwise agreed to by the Agent, at least five Business Days after the execution of this Assignment and Acceptance).

Upon such acceptance and recording, from and after the Assignment Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Assignment Effective Date or accrue subsequent to the Assignment Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments for periods prior to the Assignment Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

From and after the Assignment Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in (x) this Assignment and Acceptance and (y) Section 9.04 of the Credit Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof, and (ii) the Assignor shall, to the extent provided in (x) this Assignment and Acceptance and (y) Section 9.04 of the Credit Agreement, relinquish its rights and be released from its obligations under the Credit Agreement; provided, that the Assignor hereby represents and warrants that the restrictions set forth in Section 9.04(b) of the Credit Agreement pertaining to the minimum amount of assignments have been satisfied.

This Assignment and Acceptance shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles and by federal law to the extent applicable.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on the said Schedule I.

               Schedule I to Assignment and Acceptance Respecting
                 the Credit Agreement, dated as of June 26, 2000
             among The Topps Company, Inc., Topps Enterprises, Inc.,
            the Lenders party thereto, together with their successors
               and assigns and The Chase Manhattan Bank, as Agent

Legal Name of Assignor:

Legal Name of Assignee:

Assignment Effective Date:

Principal Revolving Commitment Amount Assigned:      $__________

Revolving Commitment Percentage Assigned:             __________%

Principal Revolving Commitment Amount Retained:      $___________

Revolving Commitment Percentage Retained:              __________%

Face Amount of Letters of Credit Assigned:           $___________

Face Amount of Letters of Credit Retained:           $___________

ACCEPTED:

THE CHASE MANHATTAN BANK,
       as Agent                              _______________________,
                                             as Assignor

By: __________________________               By: _________________________
Name:                                        Name:
Title:                                       Title:
                                             ____________________________,
                                             as Assignee

                                             By: _________________________
                                             Name:
                                             Title:

CONSENT OF THE BORROWER to the extent that the Assignee is not an Eligible Assignee or as required in Section 9.04(b)(ii) of the Credit Agreement where such assignment is not to a Lender or an Affiliate of a Lender or is not an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans

THE TOPPS COMPANY, INC.


By: __________________________
Name:
Title:

                                    EXHIBIT B


                             COMPLIANCE CERTIFICATE


Reference is made to the Credit Agreement, dated as of June 26, 2000, among the Topps Company, Inc., as Borrower, Topps Enterprises, Inc., The Chase Manhattan Bank, as Lender and Agent, and the other Lenders party thereto, as the same may have been amended, supplemented or otherwise modified (the "Credit Agreement").

 The undersigned hereby certifies as follows:

1. [To be included where required under Section 5.01(c)] The Borrower is in compliance with the financial covenants contained in the Credit Agreement as follows:

          [Insert covenant compliance calculations as set forth on the attached Schedule.

2. [No Default has occurred or is continuing under the Credit Agreement or a Default has occurred and [specifications of details thereof and any action taken or proposed to be taken with respect thereto]]; and

3. [No Change in GAAP or the application thereof has occurred since [____] or a change in GAAP or in the application thereof has occurred since [____] and [specifications affecting such change on the financial statements accompanying such certificate]].


                                             THE TOPPS COMPANY, INC.


                                             By: _________________________
                                                     Title:

                                    EXHIBIT C
                                    ---------


                           TOPPS ENTERPRISES GUARANTY
                           --------------------------

               THIS GUARANTY, dated as of June 26, 2000 (together with any amendments, restatements, modifications and supplements, this "Guaranty ") made by TOPPS ENTERPRISES, INC., a Delaware corporation (the "Guarantor"), in favor of THE CHASE MANHATTAN BANK, as agent (the "Agent") for the lenders (the "Lenders") party to the Credit Agreement (as hereinafter defined). Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

          WHEREAS, the Agent, the Lenders, The Topps Company, Inc. (the "Obligor"), and the Guarantor entered into a Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

          WHEREAS, in consideration for the Agent's and the Lenders' agreement to enter into the Credit Amendment and the transactions contemplated thereby, the Guarantor has agreed to guaranty the payment of the obligations owing under the Credit Agreement.

          WHEREAS, it is a condition precedent to the effectiveness of the Credit Amendment that the Guarantor shall have executed and delivered to the Agent and the Lenders this Guaranty;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Guarantor, the Guarantor agrees with Agent and the Lenders as follows:

          SECTION 1. Guaranty. (a) The Guarantor hereby unconditionally guarantees the punctual payment when due, of all obligations of every kind or character now or hereafter existing, whether matured or unmatured, contingent or liquidated, of the Obligor to each of the Agent and the Lenders under the Credit Agreement, whether for principal, interest, fees, expenses or otherwise and whether in United States dollars or other currencies, and any and all reasonable expenses (including reasonable counsel fees and expenses) incurred by the Agent and the Lenders in enforcing any of their respective rights under this Guaranty (all such obligations being collectively referred to as the "Obligations").

          SECTION 2. Guaranty of Payment. The Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment and performance when due and not of collection, and waives any right to require that any resort be had by any of the Lenders to (i) the Obligor, (ii) any other guarantor, (iii) any collateral of any kind, any balance of any deposit account or credit on the books of any of the Lenders in favor of the Obligor or any other Person, or (iv) recourse against any other party.

          SECTION 3. Guaranty Absolute. The Guarantor guarantees that the Obligations will be performed and paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any of the Lenders with respect thereto; and such guarantee is not subject to any setoff, counterclaim or defense. The Obligations of the Guarantor hereunder are independent of the obligations of other persons under any other related document, and a separate action or actions may be brought and prosecuted hereunder whether the action is brought against any such person or whether any such person is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be absolute and unconditional, and shall not be affected or released in any way, irrespective of:

          (i) any lack of validity or enforceability of any or all of the Loan Documents or of any or all of the Obligations;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any document evidencing or relating to any of the Obligations or of any or all of the Loan Documents, including, but not limited to, an increase or decrease in the Obligations;

          (iii) any taking and holding of any collateral or any additional guaranty for all or any of the Obligations, or any amendment, alteration, exchange, substitution, transfer, enforcement, waiver, subordination, termination, or release of any collateral securing any or all of the Obligations, or such guaranty, or any non-perfection of any collateral or any consent to departure from any such guaranty;

          (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Obligations, or the manner of sale of any collateral securing any of the Obligations;

          (v) any consent by one or more of the Lenders to the change, restructuring or termination of the corporate structure or existence of the Obligor, or any other guarantor of any of the Obligations, or any Affiliate of any of them, and any corresponding restructuring of the Obligations, or any other restructuring or refinancing of the Obligations or any portion thereof;

          (vi) any modification, compromise, settlement or release by one or more of the Lenders, by operation of law or otherwise, collection or other liquidation of any or all of the Obligations or any liability of the Obligor and/or any other guarantor, or of any collateral, in whole or in part, or any refusal of payment by one or more of the Lenders, in whole or in part, from the Obligor or any guarantor in connection with any of the Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, the Guarantor;


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

          (vii) the waiver of the performance or observance by the Obligor or any other guarantor of any of the Obligations of any agreement, covenant, term or condition to be performed by any of them;

          (viii) the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the property, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment, or other similar application or proceeding affecting the Obligor or any other guarantor of any of their respective assets;

          (ix) the release of the Obligor or any other guarantor of any of the Obligations from the performance or observance of any agreement, covenant, term or condition contained in any agreement or document evidencing or relating to the Obligations or the Loan Documents by operation of law; or

          (x) any other circumstance (including, but not limited to, any statute of limitations) which might otherwise constitute a defense available to, or a discharge of, the Guarantor.

          Without limiting the generality of the foregoing, the Guarantor hereby consents, and hereby agrees, that the rights of the Lenders hereunder, and the liability of the Guarantor hereunder, shall not be affected by any and all releases of any collateral or any other guaranty of any of the Obligations. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any Lender upon the insolvency, bankruptcy or reorganization of the Obligor or otherwise, all as though such payment had not been made.

          SECTION 4. Waivers. The Guarantor waives presentment to, demand of payment from and protest to the Obligor, or any other guarantor of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for non-payment. The Guarantor hereby further waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Lenders protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against the Obligor, or any other guarantor of any of the Obligations or any other Person or any collateral.

          SECTION 5. Other Waivers. The Guarantor hereby waives any right to require the Agent or the Lenders to proceed against the Obligor, any other guarantor or any other Person, or to proceed against any collateral, or pursue any other remedy in the power of the Agent or the Lenders.


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

          SECTION 6. Subrogation. Upon payment by the Guarantor of any sums to the Lenders hereunder, all rights of the Guarantor against the Obligor arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to the Guarantor for the account of the Obligor, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Lenders to be credited and applied to the Obligations, whether matured or unmatured.

          SECTION 7. Amendments, Etc. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 8. Notices, Etc. All notices and other communications to any party provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, addressed to such party, in the case of the Guarantor, at One Whitehall Street, New York, New York 10004-2109 Attention of Mr. Warren Friss (Telecopy No. 212-376-0621) with a copy to Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019-6099 (Telecopy No. 212-728-8111), Attention of William Hiller, Esq., in the case of the Agent, at the address of the Agent referred to in Section 9.01(b) of the Credit Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section. All such notices and other communications shall be effective (a) when received, if mailed or delivered, or (b) when delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, addressed as aforesaid.

          SECTION 9. No Waiver, Remedies. No failure on the part of any of the Lenders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law, the Credit Agreement or any other agreement relating to the Obligations.

          SECTION 10. Right of Set-off Upon the occurrence and during the continuance of any Event of Default, the Lenders are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or the Lenders to or for the credit or the account of the Guarantor against any and all of the Obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether the Lenders shall have made any demand under this Guaranty and although such Obligations may be contingent and unmatured. The rights of the Lenders under this Section 10 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Lenders may have.


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

          SECTION 11. Continuing Guaranty. Transfer of Note; Release of Guaranty. This Guaranty is a continuing guaranty and shall (i) remain in full force and effect until the payment in full of all of the Obligations and all other amounts payable under this Guaranty, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), each Lender may assign or otherwise transfer any instrument of indebtedness of the Obligor held by it, or any interest therein, or grant any participation in its rights or Obligations under any agreement relating to the Obligations and the Loan Documents subject to the provisions of such agreement to any other person, and such other person shall thereupon become vested with all the rights in respect thereof granted to the Lender.

          SECTION 12. Jurisdiction, Waiver of Jury Trial. THE GUARANTOR HEREBY IRREVOCABLY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF BOTH THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPEAL THEREFROM, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY
REASON WHATSOEVER, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THIS GUARANTY MAY NOT BE ENFORCED IN OR BY SUCH COURTS. NEITHER THE GUARANTOR NOR THE LENDER WILL SEEK TO CONSOLIDATE SUCH PROCEEDING INTO ANY ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. SECTION 9.10 OF THE CREDIT AGREEMENT SHALL APPLY TO THIS GUARANTY.

          SECTION 13. Applicable Law. THIS GUARANTY SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

          SECTION 14. Expenses of the Agent and the Lenders. The Guarantor agrees to pay all reasonable and necessary out-of-pocket expenses incurred by the Agent and the Lenders in connection with the enforcement or protection of its rights or the rights of the Agent and the Lenders generally in connection with the Guaranty including, but not limited to, the reasonable fees and disbursements of counsel for the Agent and the Lenders.

                          [Signature on Following Page]


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

          IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        TOPPS ENTERPRISES, INC.


                                        By:_________________________________
                                        Name:
                                        Title:

















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



                                    EXHIBIT D


                              REVOLVING CREDIT NOTE


$___________                                                  New York, New York
                                                                _____ ____, ____



          FOR VALUE RECEIVED, THE TOPPS COMPANY, INC., a corporation organized under the laws of Delaware (the "Borrower"), hereby promises to pay to the order of ____________________________________ (the "Lender") at its office at
_________________ _______________________________, or at such other place as the
Lender directs in writing, the principal sum of _______________________ ($__________) or, if less, the then outstanding amount loaned by the Lender to the Borrower pursuant to the Credit Agreement (defined below), in lawful money of the United States of America and in immediately available funds, on the Maturity Date (or sooner if required under the Credit Agreement) and in the manner provided in the Credit Agreement. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at the said office of the Lender, or at such other place as the Lender directs in writing, in like money, at the rate(s) of interest as provided in the Credit Agreement on the dates and in the manner provided in the Credit Agreement.

          The date and amount of each Loan (as defined in the Credit Agreement) made by the Lender to the Borrower under the Credit Agreement, and each payment of principal thereof, shall be recorded by the Lender on its books and prior to any transfer of this Revolving Credit Note (or, at the discretion of the Lender, at any other time), endorsed by the Lender on Schedule A attached hereto or any continuation thereof; provided however, that the failure of the Lender to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by the Lender in accordance with the Credit Agreement and this Revolving Credit Note.

          This is a promissory note made pursuant to Section 2.09(e) of that certain Credit Agreement dated as of June 26, 2000 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, Topps Enterprises, Inc., the Agent (defined therein), and the "Lenders" party thereto, and evidences the Loans made by the Lender under the Credit Agreement. All capitalized terms not defined herein shall have the meanings given to them in the Credit Agreement.

          The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.



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

          The Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Revolving Credit Note.

          The  Revolving  Credit  Note is subject in all  respects to the Credit
Agreement,   including,   without  limitation,   the  interest  rate  limitation
provisions in Section 9.13 thereof.

          This Revolving Credit Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York, without regard to conflicts of law principles.


                                             THE TOPPS COMPANY, INC.

                                             By: ______________________________
                                             Name:
                                             Title:

                                   SCHEDULE A
                                   ----------




               Amount         Amount of           Balance             Notation
Date           of Loan        Payment             Outstanding         By
----           -------        ---------           -----------         --------



























                                      84